Exhibit 10.5

EXCHANGE AND CANCELLATION AGREEMENT

THIS EXCHANGE AND CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2025 by and between SHF Holdings, Inc., a Delaware corporation (the “Company”), and [_________], LLC (“Seller”).

RECITALS

A. On June 16, 2022, the Company and Seller, entered into that certain Forward Purchase Agreement (the “FPA”).

B. Seller subsequently assigned obligations to purchase shares of Class A Common Stock each to Vellar Opportunity Fund SPV LLC - Series 1 (“Vellar”) and Verdun Investments LLC through assignment and novation agreements.

C. The Company desires to cause all obligations of the Company to purchase the shares of common stock held by Seller (the “FPA Obligations”) to be satisfied in full and cancelled, by exchanging and issuing shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) and a warrant (the “Warrant”) to purchase shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), all as set forth herein, and as contemplated by that certain securities purchase agreement between the Company and the buyers listed therein of even date herewith, including for purposes hereof of Seller as a “Buyer” thereunder (“SPA”).

D. Seller desires to acquire shares of the Preferred Stock and the Warrant in exchange for full and complete satisfaction and cancellation of the FPA and all obligations of all parties under the FPA, as set forth herein.

E. The Company and Seller are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the FPA Obligations for shares of Preferred Stock and the Warrant.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the FPA.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1. Exchange and Cancellation.

1.1 Exchange. On the Closing Date (as hereinafter defined), (a) the Company shall issue [____] shares of Preferred Stock (the “Exchange Shares”), and a warrant to purchase $[____] of Common Stock (the “Exchange Warrant” and together with the Exchange Shares, the “Exchange Units”) to Seller, and, in exchange therefor, (b) Seller shall irrevocably cancel, waive and forego all rights under the FPA and will terminate the FPA (the “FPA Rights”) (the exchange of the Exchange Units for the cancellation of the FPA Rights pursuant to this Section 1.1, the “Exchange”). For sake of clarity, the Exchange shall be deemed to satisfy in full the payment obligations of Seller (in its capacity as “Buyer” as defined in the SPA) under Sections 1(c) and 1(d) under the SPA.

1.2 Effect of Exchange. Upon the Closing (as hereinafter defined), the FPA shall terminate and all rights and obligations of the parties (including Seller as assignee under the FPA) thereunder shall be null and void and of no further force and effect.

2. Closing and Deliveries.

2.1 Closing. The completion of the Exchange (the “Closing”) will take place on such date chosen by the parties upon satisfaction of all closing conditions (the “Closing Date”). The closing will take place remotely via the delivery and exchange of documents and signatures.

2.2 Company Deliveries. At the Closing the Company will deliver or cause to be delivered to Seller evidence of the issuance of the Exchange Units, which at Seller’s election may take the form of electronic delivery of the Exchange Units to an account designated by Seller and a duly executed Warrant (such evidence, the “Issuance Evidence”). For sake of clarity, the Exchange Units shall be covered by the Registration Rights Agreement contemplated by the SPA.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to the Company as of the Closing Date as follows:

3.1 Complete Ownership. Seller is the sole record and beneficial owner of FPA Rights, free and clear of any and all liens or restrictions on transfer.

3.2 Organization. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full limited liability company power and authority to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted, except where the failure to be so qualified or in good standing would not have a material adverse effect.

3.3 Authorization; Enforcement. (a) Seller has all requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and thereby (including the Exchange) and acquire the Exchange Units in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by Seller and the consummation by it of the transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization of Seller, its manager or its members is required; (c) this Agreement has been duly executed and delivered by Seller; and (d) assuming the valid and binding execution of this Agreement by the Company and compliance with the terms of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller by the Company in accordance with its respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as of the Closing Date, as follows:

4.1 Organization and Qualification. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect.

4.2 Authorization; Enforcement. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the Exchange and the other transactions contemplated hereby issue the Exchange Units in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the Exchange and the other transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization of the Company, its board of directors or its stockholders is required; (c) this Agreement has been duly executed and delivered by the Company; and (d) assuming the valid and binding execution of this Agreement by Seller and compliance with the terms of this Agreement by Seller, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company by Seller in accordance with its respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

4.3 Valid Issuance. The Exchange Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and charges with respect to the issuance thereof. All shares of Common Stock issuable upon conversion of the Exchange Shares or upon exercise of the Warrant have been duly authorized and, upon issuance in accordance with the terms of the Certificate of Designation or Warrant, as applicable, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and changes with respect to the issuance thereof.

4.4 No Conflicts; No Violation.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Exchange and the other transactions contemplated hereby (including, without limitation, the issuance of the Exchange Units, the issuance of Common Stock upon conversion of the Exchange Shares and the issuance of Common Stock upon exercise of the Warrant) do not (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except, in the case of clauses (ii) and (iii), for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company).

3

(b) Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933, as amended, and any applicable state laws, the Company is not required to obtain any consent, authorization or order of (other than those obtained on or prior to the date hereof), or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, to issue (i) the Exchange Units in accordance with the terms hereof, (ii) the shares of Common Stock issuable upon conversion of the Exchange Shares in accordance with the terms of the Certificate of Designation or (iii) the shares of Common Stock issuable upon exercise of the Warrant in accordance with its terms.

4.5 Equal Treatment. All FPA holders are executing the same exchange and cancellation agreements and SPA and registrations rights agreement as the other FPA holders and each are receiving the same Preferred Stock and Warrants. In the event the Company offers more favorable terms or waives any provisions herein for an FPA holder then the Company shall extend such more favorable terms or waive such provision for all FPA holders.

5. Conditions.

5.1. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) the representations and warranties of Seller set forth in Section 3 of this Agreement shall be true and correct on and as of the Closing Date;

(b) The Seller shall have delivered to the Company: (i) the SPA, duly executed by the Seller, and (ii) the Registration Rights Agreement, duly executed by the Seller; and

(c) the Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.2. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct on and as of the Closing Date;

(b) The Company shall have delivered to the Seller: (i) the SPA, duly executed by the Company, (ii) the Registration Rights Agreement, duly executed by the Company; and (iii) the Leak-Out Agreement, duly executed by the Company; and

(c) the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4

6. Release of Security Interest.

6.1 Upon the Closing, the Seller, hereby releases and terminates any and all security interests, liens, and other rights granted to or held by the Seller in and to any and all collateral pledged by the Company pursuant to the FPA.

6.2 The Seller hereby authorizes the Company, or its designee, to prepare, execute, and file on behalf of the Seller one or more UCC-3 Termination Statements or other documents necessary or appropriate to evidence the release and termination of the Seller’s security interest in the collateral described in any UCC-1 Financing Statements filed in connection with the Agreement.

6.3 The Seller agrees to take such further actions and execute such further documents as may be reasonably necessary to evidence or effectuate the foregoing.

7. Releases.

7.1 Release by the Company. Upon the Effective Date, the Company, on behalf of itself and its Related Parties, releases Seller and its Related Parties from any and all Released Claims.

7.2 Release by the Seller. Upon the Effective Date, the Seller, on behalf of itself and its Related Parties, releases the Company and its Related Parties from any and all Released Claims

7.3 Definitions. For purposes of this Section 7, (i) “Liabilities” means, for any and all actions, all claims, losses, costs, penalties, fees, liabilities and damages and reasonable expenses necessarily incurred in connection therewith, including reasonable attorneys’ fees and disbursements; (ii) “Claims” means any and all claims, debts, demands, rights, causes of action, or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, penalties, expenses or liability whatsoever, whenever, or wherever incurred), whether based on federal, state, local, foreign, statutory, or common law or any other law, rule, or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class, individual, or otherwise in nature, whether personal or subrogated, whether suspected or unsuspected, including both known and unknown claims; (iii) “Related Parties” means, with respect to any person or entity, each of its current and former officers, directors, members, managers, employees, agents, servants, representatives, parents, subsidiaries, affiliates, controlled persons, controlling persons, successors, predecessors, assigns, assignees, attorneys, accountants, advisors, insurers, family members, and partners; and each of their respective heirs, executors, administrators, legal representatives, successors, and assigns; and (iv) “Released Claims” means any and all Claims, that arise out of or relate in any way directly or indirectly, to the FPA.

5

8. Miscellaneous.

8.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the state courts located in the State of Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

8.2 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic transmission, including email, and a copy of this Agreement so delivered shall have the same effect as an original for all purposes.

8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the Exchange.

8.6 Consents; Waivers and Amendments. The provisions of this Agreement may only be amended, modified, supplemented or waived upon the prior written consent of the Company and Seller.

8.7 Notices. All notices and other communications hereunder shall be in writing and shall be sent as set forth in the SPA.

8.8 Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of Seller, provided that the successor or acquirer agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

8.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.10 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of Seller and the Company contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing under this Agreement and will in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Seller or the Company.

8.11 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page follows]

6

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SHF HOLDINGS, INC.

By:
Name:	Terrance Mendez
Title:	CEO

[______________________]

By:
Name:
Title: